Exhibit 10.49

SEVENTH AMENDMENT TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

TPG/CALSTRS, LLC

THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF TPG/CALSTRS, LLC (this “Amendment”), is entered into as of May 6, 2010, by and between CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Investor”), and THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (“Operator”).

RECITALS

A. Investor and Operator, as the sole members of TPG/CalSTRS, LLC, a Delaware limited liability company (the “Company”), entered into that certain Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of October 13, 2004 (the “Original Agreement”), as amended by that certain First Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of June 8, 2006, that certain Second Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of May 25, 2007, that certain Third Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of February 1, 2008, that certain Fourth Amendment to Second Amended and Restated Operating Agreement dated as of November 5, 2008, that certain Fifth Amendment to Second Amended and Restated Operating Agreement dated as of October 30, 2009, and that certain Sixth Amendment to Second Amended and Restated Operating Agreement dated as of February 19, 2010 (collectively with the Original Agreement, the “Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

B. Investor and Operator wish to further amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and Operator agree as follows:

1. Clause (i) of Section 4.01(a) of the Agreement is hereby amended and restated in its entirety to read as follows: “(i) Three Hundred Eighty Three Million Seven Hundred Fifty Thousand Dollars ($383,750,000) in the aggregate,”

2. Clause (i) of Section 4.01(b) of the Agreement is hereby amended and restated in its entirety to read as follows: “(i) One Hundred Twenty Seven Million Nine Hundred Sixteen Thousand Six Hundred Sixty Seven Dollars ($127,916,667) in the aggregate,”

3. Clause (c) of Section 4.01 of the Agreement is hereby amended and restated in its entirety to read as follows: “After the expiration of the Investment Period, except:

(i) As may be required to implement tenant improvements, other capital improvements, debt repayment or debt repurchase as contained in Company Plans approved by the Management Committee for Projects that have been acquired prior to the expiration of the Investment Period. In addition, the Company, subject to obtaining the prior approval of the Management Committee, may use such capital contribution (Initial Contributions, Additional Contributions or otherwise) after the expiration of the Investment Period for new Projects which may include the acquisition of debt as well as the repayment of debt on Projects acquired prior to the expiration of the Investment Period that are not part of the Company Plans. Notwithstanding the foregoing to the contrary, under no circumstances will Investor or Operator be obligated to make Additional Contributions to the Company after the expiration of the Investment Period exceeding the sum of (i) One Hundred Eighteen Million Seven Hundred Fifty Thousand Dollars ($118,750,000) in the aggregate with respect to Investor or (ii) Thirty Nine Million Five Hundred Eighty Three Thousand Three Hundred Thirty Three Dollars ($39,583,333) in the aggregate with respect to Operator; and

(ii) Not more frequently than once per month, as may be required to fund temporary operating cash shortfalls (1) not to exceed Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) in the aggregate for all Projects outstanding at any one time with respect to Investor; or (2) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) in the aggregate for all Projects outstanding at any one time with respect to Operator. Additional Contributions made pursuant to this Section 4.01(c)(ii) shall be allocated to specific Projects according to the methodology used in the definition of Unreturned Investor Capital and any subsequent distribution pursuant to Section 6.02(b)(i) shall first be deemed a return of any such Additional Contribution allocated to the applicable Project. Additional Contributions made pursuant to this Section 4.01(c)(ii) shall not count for purposes of the limits of the third sentence of Section 4.01(c)(i).”

4. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement remain unmodified and in full force and effect.

5. Each individual executing this Amendment on behalf of an entity hereby represents and warrants to the other party or parties to this Amendment that (a) such individual has been duly and validly authorized to execute and deliver this Amendment on behalf of such entity; and (b) this Amendment is and will be duly authorized, executed and delivered by such entity.

6. This Amendment may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. Any signature page of this Amendment may be detached from any counterpart of this Amendment and reattached to any other counterpart of this Amendment identical in form hereto or thereto but having attached to it one or more additional signature pages. This Amendment shall be deemed executed and delivered upon each party’s delivery of executed signature pages of this Amendment, which signature pages may be delivered by facsimile or email with the same effect as delivery of the originals.

IN WITNESS WHEREOF, Investor and Operator have executed this Amendment as of the day and year first above written.

“Investor”	CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity

		By:	/s/ Christopher J. Ailman
Christopher J. Ailman, Chief Investment Officer

“Operator”	THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership

	By:	THOMAS PROPERTIES GROUP, INC., a Delaware corporation, General Partner

		By:	/s/ John R. Sischo
John R. Sischo, Executive Vice President

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